                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                ALLEGIANCE CORPORATION


                                      * * * * *

Allegiance Corporation, a Delaware corporation, initially incorporated on June 26, 1996, has duly adopted by action of its Board of Directors and stockholders the following amended and restated certificate of incorporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

FIRST:   The name of the Corporation is Allegiance Corporation.

SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation is The Corporation Trust Company.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000) shares, of which Twenty Million (20,000,000) shares, par value $.01 per share, shall be preferred stock (the "Preferred Stock") and of which Two Hundred Million (200,000,000) shares, par value $ 1.00 per share, shall be common stock (the "Common Stock").

Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to issue Preferred Stock in one or more series and in connection therewith to fix by resolutions providing for the issue of such series the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock which are not fixed by the certificate of incorporation, to the full extent now or hereafter permitted by the laws of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

    1. The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

    2. The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;


    3. The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

    4. The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

    5. The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series and, to the extent not prohibited by applicable law, voting powers which may exceed one vote per share, and the terms of exercise of such voting powers;

    6. Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such rights; and

    7. The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series.

FIFTH:   Subject to any rights of the holders of the Preferred Stock or any terms thereof to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed by the Board of Directors. A decrease in the number of directors shall not affect the term of office of any director then in office.

Subject to any rights of the holders of the Preferred Stock or any series thereof to fill any newly created directorships or vacancies, any vacancy on the Board of Directors that results from an increase in the number of directors or for any other reason, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the then outstanding shares entitled to vote for the election of such director.

Unless the Corporation's bylaws specify otherwise, the election of directors of the Corporation need not be by written ballot.

SIXTH:   The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the 1997 annual meeting of stockholders, the term of office of the second class to expire at the

1998 annual meeting of stockholders and the terms of office of the third class to expire at the 1999 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case until their respective successors are elected and qualified, subject to death, resignation, retirement or removal from office.

Any new positions created as a result of the increase in the number of directors shall be allocated to make the classes of directors as nearly equal as possible. Any director elected to fill a term resulting from an increase in the number of directors shall have the same term as the other members of his class. A director elected to fill any other vacancy shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

SEVENTH: The Board of Directors shall have such powers as are permitted by the General Corporation Law of Delaware, including, without limitation, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the bylaws of the Corporation, to fix and vary the amount to be reserved as working capital; to authorize and cause to be executed mortgages and liens upon all the property of the Corporation, or any part thereof, to determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and to fix the times for the declaration and payment of dividends.

EIGHTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its capital stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors or any duly authorized committee thereof with respect to such rights shall include, but not be limited to, determination of the following:

    (A) the initial purchase price per share or other unit of the capital stock or other securities or property to be purchased upon exercise of such rights;

    (B) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other capital stock or other securities of the Corporation;

    (C) provisions which adjust the number or exercise price of such rights or amount or nature of the capital stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's capital stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

    (D) provisions which deny the holder of a specified percentage of the outstanding capital stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

    (E) provisions which permit the Corporation to redeem or exchange such rights; and

    (F)  the appointment of a rights agent with respect to such rights.

NINTH:   Notwithstanding anything contained in this Certificate of
Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, the bylaws of the Corporation or Articles FIFTH, SIXTH and EIGHTH of this Certificate of Incorporation. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

TENTH:   No person who is, or was at any time but is no longer serving as, a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director, provided that the provisions of this Article TENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article TENTH shall have the effect of increasing the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

ELEVENTH:     The Corporation shall indemnify and advance expenses to each person who serves as an officer or director of the Corporation or a subsidiary of the Corporation and each person who serves or may have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by the General Corporation Law of Delaware as it may from time to time be amended, except with respect to an action commenced by such director or officer against the Corporation or by such director or officer as a derivative action by or in the right of the Corporation. Each person who is or was an employee or agent of the Corporation and each officer or director who commences any action against the Corporation or a derivative action by or in the right of the Corporation may be similarly indemnified and receive an advance of expenses at the discretion of the Board of Directors.

The indemnification and advancement of expenses provided by, or granted pursuant to, the certificate of incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.


The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this certificate of incorporation or Delaware law.

The indemnification and advancement of expenses provided by, or granted pursuant to, this certificate of incorporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation. No amendment to this certificate of incorporation or repeal of any article of this certificate of incorporation shall increase the liability or alleged liability or reduce or limit the right to indemnification of any directors, officers, employees or agents of the Corporation for acts or omissions of such person occurring prior to such amendment or repeal.

THIRTEENTH: Effective from and after the date upon which the Corporation shall first have more than one stockholder, no action which requires the vote or consent of stockholders of the Corporation may be taken without a meeting and vote of stockholders and the power of stockholders to consent thereafter in writing without a meeting to the taking of any action is specifically denied.

IN WITNESS WHEREOF, Allegiance Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Lester B. Knight, its chairman of the board and chief executive officer this 29th day of August, 1996.

                                  ALLEGIANCE CORPORATION



                                  By /s/ Lester B. Knight
                                     --------------------
                                     (Name)